                                                                    EXHIBIT 10.8


                             EMPLOYMENT AGREEMENT
                             --------------------



     This Employment Agreement (this "Agreement") is entered into as of the first day of January, 1996 by and between Fox Kids Worldwide, L.L.C., a Delaware limited liability company ("Company"), and Margaret Loesch ("Employee"):

     1.   ENGAGEMENT.

          (a)  Engagement; Title.  Company hereby engages Employee (i) until
               -----------------
such time as the "Reorganization" (as defined in the Strategic Stockholders Agreement dated as of December 22, 1995 by and among Saban Entertainment, Inc. ("Saban"), Haim Saban, each of the entities listed in Schedule A thereto, Fox Broadcasting Company, FCN Holding, Inc. and FCNH Sub, Inc. ("FCNHSub") (the "Strategic Stockholders Agreement")) is effected, to render services as the "Senior Executive -- Children's Network" of Company, and as the "Chairman and Chief Executive Officer" of its Fox Kids Networks Worldwide division, and (ii) from and after the date upon which a Reorganization is effected, to render services as one of the two Presidents of the "Successor Entity" (as defined in the Strategic Stockholders Agreement) and as the Chairman and Chief Executive Officer of its Fox Kids Networks Worldwide division, in each case pursuant to the terms and conditions hereof, and Employee hereby accepts such engagement.

          (b)  Effect of Reorganization.  If the Reorganization is effected,
               ------------------------
this Agreement shall be assigned by Company to the Successor Entity, which shall assume all obligations of Company hereunder; and unless the context shall otherwise require, from and after the date of the Reorganization all references in this Agreement to "Company" shall refer instead to the Successor Entity. All references in this Agreement to the "Board of Directors" of the Company shall, prior to the Reorganization, refer instead to the Members Committee (and including the Operating Committee thereof) of the Company.

          (c)  Reporting.  Employee shall initially report and be subject to the
               ---------
overall direction and supervision of the Operating Committee of Company. Following the Reorganization, Employee shall report to and be subject to the overall direction and supervision of Haim Saban, the Chairman and Chief Executive Officer of the Successor Entity. Should the position of Chairman and Chief Executive Officer of the Successor Entity be held at any time by two different people, Employee shall report to and be subject to the overall direction and supervision of the Chief Executive Officer. Employee understands that certain other executives of

Company will also report directly to Haim Saban and to the Chief Executive Officer of the Successor Entity.

          (d)  Directorships; Other Responsibilities.  Initially, Employee will
               -------------------------------------
be named a Class I Committee Member of the Members committee and the Operating Committee of Company. Following the Reorganization, subject to legal and other considerations, it is intended that Employee will be elected as one of the Fox appointees to the Board of Directors of Successor Entity. Employee agrees to accept her election or appointment to each of such positions.

     2.   NATURE AND PLACE OF SERVICES.

          (i) Employee shall be primarily responsible for the customary and regular duties of a network president, including but not limited to the creative aspects of programming relating to the Fox Kids Channel, and to each other Fox Kids Channel included in Fox Kids Networks Worldwide, including cable and satellite services (collectively, "Network Responsibilities"), and will render all services usually and customarily rendered by and required of executives similarly employed in the entertainment industry, as well as such other services as may be reasonably required by Company. Company will not, during the term of this Agreement, hire any person with Network Responsibilities senior to Employee or any person with Network Responsibilities who does not report, directly or indirectly, to Employee.

          (ii) Employee shall render her services for the Company in Los Angeles County, California.

     3. EXCLUSIVITY. Employee shall work full-time for Company and its affiliates during the Term hereof. Without limiting the foregoing, Employee's services shall be rendered exclusively to Company and its affiliates hereunder during the Term (as defined below) of this Agreement, and Employee shall not render services of any nature to or for any other person, firm or corporation during the Term of this Agreement without the prior written consent of Company. For so long as Employee is employed pursuant to the terms hereof, Employee shall not become financially interested in or associated with, directly or indirectly, any other person or entity engaged in the production, distribution or exhibition of motion pictures, television programs, phonograph recordings, or any visual or audio recordings of any kind, or in the broadcasting or music publishing businesses, anywhere in the world; provided, that Employee may invest in the capital stock or other securities of any corporation whose stock or other securities are publicly owned or are regularly traded on any securities exchange or in the over-the-counter market, so long as Employee's ownership of such securities does not exceed 5% of the issued and outstanding securities of such entity and Employee's holdings in any one such entity does not in the aggregate cost Employee more than $100,000. Company acknowledges that Employee has an ownership interest in certain radio stations in the North Carolina area. This investment is hereby excluded from the application of this Paragraph 3 as long as such investment does not interfere with Employee's ability to perform the duties set forth hereunder.

     4. TERM. The term of this Agreement ("Term") shall commence on January 1, 1996 and, subject to termination as hereinafter provided, expire with the close of business on December 31, 2000. Each consecutive year of the Term beginning on January 1 and ending on the following December 31 shall be referred to as a "Term Year."

     5.   COMPENSATION.

          (a)  Fixed Salary. As consideration for the services to be rendered by
               ------------
Employee pursuant hereto, and upon condition that Employee is substantially performing all of the services required hereunder, that Employee is not in material default, and that grounds do not then exist under this Agreement for the termination of Employee hereunder, Company will pay or will cause to be paid to Employee, subject to all applicable laws and requirements respecting withholding of federal, state, and/or local taxes, a fixed annual salary, payable in equal installments, no less frequently than semi-monthly, in the following amounts:

     FOR THE FIRST TERM YEAR: Five Hundred Fifty Thousand Dollars ($550,000).

     FOR THE SECOND TERM YEAR: Five Hundred Seventy-Five Thousand Dollars ($575,000).

     FOR THE THIRD TERM YEAR: Six Hundred Thousand Dollars ($600,000).

     FOR THE FOURTH TERM YEAR: Six Hundred Twenty-Five Thousand Dollars ($625,000).

     FOR THE FIFTH TERM YEAR: Six Hundred Fifty Dollars ($650,000).

          (b)  Contingent Bonus.  Provided Employee is not in material default
               ----------------
hereof, and that grounds do not then exist under this Agreement for the termination of Employee hereunder, Company will pay or will cause to be paid to Employee, subject to all applicable laws and requirements respecting withholding of federal, state, and/or local taxes, the "Contingent Bonus," as hereinafter defined, for each Term Year. The Contingent Bonus for any Term Year shall be an amount equal to the greater of (i) one percent (1%) of the "Net Pre-Tax Income"
                    -------
of FCNHSub, as defined in Paragraph 5(c) below, for the fiscal year of FCNHSub ending within such Term Year, or (ii) one percent (1%) of the "Combined Net Pre-Tax Income" of FCNHSub and Saban, as defined in Paragraph 5(d) below, for the fiscal year of FCNHSub ending within such Term Year; provided, however, that the Contingent
                                      --------  -------
Bonus shall be no less than $300,000 in any one Term Year and shall not be in excess of $575,000 in the First Term Year, $600,000 in the Second Term Year, $625,000 in the Third Term Year, $650,000 in the Fourth Term Year or $675,000 in the Fifth Term Year.

          (c)  Net Pre-Tax Income.  "Net Pre-Tax Income" for any Term Year shall
               ------------------
be the net pre-tax income, before extraordinary items, of FCNHSub and its consolidated subsidiaries (excluding, for purposes of such computation, the net pre-tax income of Company) for the fiscal year of FCNHSub which ends within such Term Year.

          (d)  Combined Net Pre-Tax Income.  "Combined Net Pre-Tax Income" for
               ---------------------------
any Term Year shall be the amount, if any, by which the net pre-tax income of Saban and FCNHSub, for the fiscal year of FCNHSub which ends within such Term Year, on a combined basis, before extraordinary items, and after combining adjustments to avoid duplication of items of income or expenses, exceeds $60 million.

          (e)  Payment of Contingent Bonus.   The Contingent Bonus, if any, for
               ---------------------------
any Term Year shall be payable to Employee on the last business day of the first calendar week in the first calendar year following the Term Year; provided, that
                                                                  --------
if the auditors for FCNHSub and Saban have not issued their respective audited consolidated financial statements for their fiscal years by the end of the related Term Year, Company will pay or will cause to be paid to Employee, subject to all applicable laws and requirements respecting withholding of federal, state, and/or local taxes, an amount equal to eighty-five percent (85%) of the amount that would constitute the Contingent Bonus for such Term Year if the Contingent Bonus were computed based on FCNHSub's and Saban's then most recently prepared unaudited consolidated income statements for such fiscal year. However, if FCNHSub's audited financial statements are completed but Saban's are not, or vice versa, then Company shall pay to Employee the portion of the
        ---- -----
Contingent Bonus based on such individual company's audited financial statements. In any case, such amount shall constitute an advance against the Contingent Bonus for such Term Year. In the event such advance is in excess of the Contingent Bonus for such Term Year, Employee shall, within three (3) business days after issuance of the audited consolidated financial statements for such fiscal year, pay to Company an amount equal to such excess.

          (f)  Stock Options.  Saban has, effective January 1, 1996, granted to
               -------------
Employee an option to purchase sixteen and three hundred twenty-seven one thousandths (16.327) shares ("Option

Shares") of Saban common stock at a purchase price of Six Hundred Twelve Thousand Five Hundred Dollars ($612,500.00) per share, subject to the terms and conditions of that certain Stock Option Agreement dated as of January 1, 1996 between Saban and Employee (the "Stock Option Agreement").

          (g)  Employee Benefits.

                    (i)  Reimbursements.  Company shall reimburse Employee for
                         --------------
all ordinary and necessary business, entertainment and other expenses reasonably incurred by Employee in the performance of Employee's duties and obligations under this Agreement, including reimbursement for air travel and accommodations for business travel. Company agrees to repay or reimburse Employee for such business expenses upon the presentation of itemized statements of such business expenses in accordance with Company's policy.

                    (ii)   Annual Vacations.  Employee shall be entitled to take
                           ----------------
four (4) weeks annual vacation for each Term Year.

                    (iii)   Health Insurance and Other Employee Benefits.
                            --------------------------------------------
Company shall provide Employee with health insurance for her and her dependents no less favorable in benefits than any other employee of Company. To the extent that Company establishes any other employee benefit plan which provides benefits to executives of Company generally, Employee shall be entitled to participate in such plan pursuant to the terms thereof, except that Company may exclude Employee's participation in any plan which is a stock option plan or plan similar to a stock option plan. If Employee cannot receive medical coverage under Company's medical plans, Company will make certain that Employee does not lose medical coverage on the transfer of her employment from Fox, Inc. to Company.

     6. CONSULTING AGREEMENT. Provided that Employee is not in material default hereof, and that grounds do not then exist under this Agreement (other than the expiration of the Term hereof) for the termination of Employee hereunder, if not less than three months nor more than six months prior to the expiration of the Term Employee requests in writing that the Company renew this Agreement, on substantially the same terms (excluding, however, the grant of any additional stock options), for a period of not less than two years, and if the Company does not renew this Agreement for at least two years, then, effective on the last day of the Term, Company and Employee will enter into a five-year, non-exclusive Consulting Agreement, substantially in the form of Exhibit "A" hereto, pursuant to which, inter alia, Company will agree, on the terms and conditions
                   ----- ----
therein set forth, that Company shall pay to Employee, ratably over the five-year period, an amount equal, in the aggregate, to the amount (if any) by which $1,250,000 exceeds

((A) the fair market value of Employee's Option Shares with respect to which Employee's option granted under the Stock Option Agreement has vested but has not been exercised, less Employee's purchase price for the Option Shares with respect to which Employee's option has vested but has not been exercised, plus
(B) the fair market value of any Option Shares owned by Employee, or any individual, corporation or other entity which acquired such shares from Employee other than on an arm's-length basis (such persons referred to herein as the "related holders"), less the option exercise paid by Employee therefor, plus (c)
                    ----
the aggregate amount actually received by Employee or any related holders on the sale or other disposition of Option Shares, less the option exercise price paid
                                            ----
by Employee therefor) (such amount is hereinafter referred to as the "Consulting Payment"). The value referred to in the preceding sentence shall be determined as of the termination date. If there is no Consulting Payment, the parties will not enter into the Consulting Agreement.

     7.   REPRESENTATIONS AND WARRANTIES.

          (a)  Representations of Employee.  Employee represents and warrants
               ---------------------------
that Employee has all right, power, authority and capacity, and is free to enter into this Agreement; that by doing so, Employee will not violate or interfere with the rights of any other person or entity; and that Employee is not subject to any contract, understanding or obligation which will or might prevent, interfere with or impair the performance of this Agreement by Employee. Employee will indemnify and hold Company harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages and costs (including attorneys fees and court costs) resulting from or arising out of any claim or action based upon Employee's entering into this Agreement.

          (b)  Representations of Company. Company represents and warrants that
               --------------------------
Company has all right, power and authority, without the consent of any other person, to execute and deliver, and perform its obligations under, this Agreement. All corporate and other actions required to be taken by Company to authorize the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly and properly taken. This Agreement is the lawful, valid and legally binding obligation of Company, enforceable in accordance with its terms.

          (c)  Materiality of Representations. The representations, warranties
               ------------------------------
and covenants set forth in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto.

     8.   RELATIONSHIP AND COVENANTS OF EMPLOYEE.

          (a)  Covenant Not To Disclose.  Employee shall not at any time during
               ------------------------
or after the termination of the Term, knowingly reveal, divulge or make known to any person (other than Company or its affiliates) or use for Employee's own account any non-public information concerning or used by Company of which Employee was apprised or otherwise had become aware during the term of Employee's employment by Company (excluding any such information which becomes public for reasons other than Employee's breach of this Agreement or which Employee is required to disclose by law).

          (b)  Covenant to Deliver Records. All memoranda, notes, records and
               ---------------------------
other documents made or compiled by Employee, or made available to Employee during the term of this Agreement concerning the business of Company shall be Company's property and shall be delivered to Company on the termination of this Agreement or at any other time on request. Employee shall keep in confidence and shall not use for Employee or others, or divulge to others, any secret or confidential information, knowledge or data of Company obtained by Employee as a result of Company's employment, unless authorized by Company or required by law. Employee shall be entitled to retain for her own records only copies of any and all memoranda, notes, records and other documents made or compiled by Employee during the Term of this Agreement.

          (c)  Covenant Not To Divert. Employee shall not so long as Employee is
               ----------------------
employed hereunder, or if such employment shall terminate during or at the expiration of the Term, for a period of two years following such termination, directly or indirectly, either on Employee's own behalf, or as a member of a partnership, joint venture or corporation, or as an employee or agent on behalf of any person, firm, partnership, joint venture or corporation, either (i) solicit, induce (or attempt to induce), or endeavor to entice away any clients of Company (unless Company consents in writing), (ii) solicit, divert, or seek to develop or exploit any existing entertainment projects on which Company is working at the time of termination (unless Company thereafter advises Employee in writing that it has abandoned such project), or (iii) solicit, interfere with, induce (or attempt to induce) or endeavor to entice away any employee (other than Employee's assistant) associated with Company to become affiliated with her or any other person, firm, partnership, joint venture, corporation or business organization.

          (d)  Limitations Upon Covenants. The provisions under this Paragraph 8
               --------------------------
shall survive the termination of this Agreement. The parties hereto agree that, in the event any of the provisions set forth in this Paragraph 8 are held by any court or other duly constituted legal authority to be effective in any particular area or jurisdiction only if modified to limit their duration or scope or to be void or otherwise unenforceable in any particular area or jurisdiction, then such provisions shall be deemed amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any such court or other duly constituted legal authority and, as to all other areas and jurisdictions, and as to all other provisions of this Paragraph 8, such provisions shall remain in full force and effect as set forth in this Agreement.

          (e)  Remedies. Employee acknowledges that Company will have no
               --------
adequate remedy at law if Employee violates the terms of the provisions of this Paragraph 8 or any other provisions of this Agreement (including, without limitation, the exclusivity provisions of Paragraph 3, above). In such event, Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach or specific performance of this Agreement.

     9.   CERTAIN RIGHTS OF COMPANY.

          (a)  Announcement.  Subject to Company's obligations in connection
               ------------
with becoming a public company, or as a public company, Company shall provide Employee with the right to review and approve any public announcement of the terms, provisions, or execution of this Agreement; provided, however, that
                                                   --------  -------
Employee shall not unreasonably withhold such approval.

          (b)  Use of Name, Likeness and Biography. Company shall have the right
               -----------------------------------
(but not the obligation) to use, publish and broadcast, and to authorize others to do so, the name, approved likeness and approved biographical material of Employee to advertise, publicize and promote the business of Company and of affiliates, but not for the purposes of direct endorsement without Employee's consent. An "approved likeness" and "approved biographical material" shall be, respectively, any photograph or other depiction of Employee, or any biographical information or life story concerning the professional career of Employee, which has been submitted to and approved by Employee prior to its first use, publication or broadcast, such approval not to be unreasonably withheld.

          (c)  Corporate Offices. In addition to her positions described in
               -----------------
Paragraph 1, Company or its affiliates may from time to time appoint Employee to one or more corporate offices of Company or its affiliates. Employee agrees to accept such offices if consistent with Employee's stature and experience.

          (d)  Right to Insure. Company shall have the right to secure in its
               ---------------
own name, or otherwise, and at its own expense, life, health, accident or other insurance covering Employee, and Employee shall have no right, title or interest in and to such insurance.

Employee shall assist Company in procuring such insurance by submitting to examinations and by signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

     10.  TERMINATION.

          (a)  Disability. If Employee shall be rendered incapable by illness
               ----------
(physical or mental disability) of substantially complying with the material terms, provisions and conditions hereof on her part to be performed for a period in excess of 90 consecutive days or 250 days in the aggregate during the Term, then Company may, at its option, prior to the date Employee resumes the rendering of services, terminate this Agreement by written notice to that effect sent by registered or certified mail. Such termination shall terminate any and all obligations to Employee under this Agreement effective as of the date of such written notice except (i) Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice, (ii) Employee's right to receive the Contingent Bonus in Paragraph 5(b) for the Term Year in which the date of such written notice falls, prorated to the date of such written notice (payable at the time set forth in Paragraph 5(e)), and (iii) Employee's vested rights with respect to the option set forth in the Stock Option Agreement.

          (b)  Death. If Employee dies during the Term of this Agreement, such
               -----
death shall terminate any and all obligations to Employee under this Agreement effective as of the date of death except (i) Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of death falls, pro-rated to the date of death, (ii) Employee's right to receive the Contingent Bonus in Paragraph 5(b) for the Term Year in which the date of death falls, pro-rated to the date of death (payable at the time set forth in Paragraph 5(e)), and (iii) Employee's vested rights with respect to the option set forth in the Stock Option Agreement.

          (c)  Cause. Company may terminate Employee's employment hereunder for
               -----
cause, which shall mean (i) indictment of Employee for a felony or a crime involving a high degree of moral turpitude, (ii) the commission by Employee of an act or acts of dishonesty constituting a crime, which act or acts are intended to result, directly or indirectly, in gain or personal enrichment at the expense of Company or any of its subsidiaries or affiliates by Employee,
(iii) certification by a medical doctor that Employee is a habitual alcoholic or is a narcotic addict, (iv) Employee's material breach of this Agreement. To the extent that a breach pursuant to subparagraph (iv) is curable by Employee without harm to Company or its reputation, then Company shall, instead of immediately terminating Employee pursuant to this Paragraph, provide Employee with notice of such breach and, specifying the actions required to cure such breach, Employee shall have ten days to cure such breach by performing the actions so specified. If Employee fails to cure such breach within the ten day period, Company may terminate Employee. Any termination pursuant to this Paragraph shall terminate any and all obligations to Employee under this Agreement and the Stock Option Agreement effective as of the date of such written notice except Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice.

          (d)  At Convenience of Company. Company shall have the absolute and
               -------------------------
unconditional right to terminate Employee's employment hereunder at any time, other than pursuant to Paragraphs 10(a), 10(b) or 10(c), by written notice to that effect delivered in person or sent by registered or certified mail. Subject to the provisions of Paragraph 11, if applicable, such termination shall terminate any and all obligations to Employee under this Agreement effective as of the date of such written notice except (i) Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice, (ii) Employee's right to receive the Severance Pay provided in, and subject to the terms and conditions of, Paragraph 11 hereof, (iii) Employee's right to receive the Contingent Bonus in Paragraph 5(b) for the Term Year in which the date of such written notice falls, prorated to the date of such written notice (payable at the time set forth in Paragraph 5(e)), and (iv) Employee's vested rights with respect to the option set forth in the Stock Option Agreement.

          (e)  At Employee's Election. Employee may terminate her employment
               ----------------------
hereunder upon Company's material breach of this Agreement by written notice to that effect delivered in person or sent by registered or certified mail. Such termination shall terminate any and all obligations of Company to Employee under this Agreement, including liabilities with respect to such breach, effective as of the date of such written notice except (i) Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice, (ii) Employee's right to receive the Severance Pay provided in, and subject to the terms and conditions of, Paragraph 11 hereof, (iii) Employee's right to receive the Contingent Bonus in Paragraph 5(b) for the Term Year in which the date of such written notice falls, prorated to the date of such written notice (payable at the time set forth in Paragraph 5(e)), and (iv) Employee's vested rights with respect to the option set forth in the Stock Option Agreement.

     11.  SEVERANCE PAY.

          In the event Employee's services are terminated by Company pursuant to Paragraph 10(d) or by Employee pursuant to Paragraph 10(e) above prior to the completion of the Term, Employee shall receive Employee's fixed salary set forth in Paragraph 5(a) hereof for the balance of the Term, payable in equal installments no less frequently than semi-monthly. The termination benefits contemplated by this Paragraph shall be reduced by the aggregate amount of any wages, salaries, fees or other compensation ("Earnings") earned by Employee during the period in which payments pursuant to the first sentence of this Paragraph are otherwise to be made, as compensation for full-time or part-time services rendered as an employee, consultant, manager, independent contractor or in any other employment capacity. For the purposes of determining the amount of such Earnings, if any, Employee shall apprise Company from time to time, upon its request, of such amounts earned, providing to Company such evidence thereof (on a confidential basis), including, without limitation, Employee's federal and state income tax returns, as Company may reasonably request.

     12.  ARBITRATION.

          (a) The terms of this Paragraph 12 contain the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Agreement, except those arising under the provisions of Paragraph 8, above. The parties irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in accordance with the terms of this Paragraph 12; any attempt to circumvent the terms of this Paragraph 12 shall be null and void and of no force or effect.

          (b) Within ten (10) days after delivery of written notice (the "Notice of Dispute") of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each (i) appoint one (1) lawyer actively engaged in the licensed and full time practice of law in the County of Los Angeles for a continuous period immediately preceding the date of delivery (the "Dispute Date") of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other terms of this Paragraph 12 (the "Acceptance") to the other party hereto. In the event that any party fails to so act, that party's arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (who, together with the first two (2) lawyers, shall hereinafter be referred to collectively as the "Arbitration Panel") of the same qualification and background as the first two (2) lawyers (including the qualification that he or she has at no time ever represented or acted on behalf of any of the parties) and shall deliver written notice of the identity of such lawyers and a copy of his or her written Acceptance of such appointment to each of the parties. If agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as rapidly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles, or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographic boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing delivered to each of the parties an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the terms of this Paragraph 12 as if such replacement was an initial appointment to be made under this Paragraph 12 within the time constraints set forth in this Paragraph 12, measured from the date of notice of such vacancy or inability to the person or persons required to make such appointment, with all attendant consequences of failure to act timely if such appointment is not so made. Unless the parties shall otherwise agree, all arbitration proceedings shall be conducted at such location within Los Angeles County as the members of the Arbitration Panel shall by majority vote from time to time designate.

          (c) Consistent with the terms of this Paragraph 12, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of sixty
(60) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Article.

          (d) The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in this Agreement to the extent not prohibited by law,
(ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, provided however, that such rules shall be consistent with such rules established by the American Arbitration Association and (iii) make and issue any and all orders, final or otherwise, and any all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but specifically excluding the awarding of consequential, punitive or exemplary damages or the awarding of attorneys' fees and costs to either party) to the prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, and the issuance of injunctive relief.

          (e) The decision of the Arbitration Panel shall be final and binding, and may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise, except upon a claim of fraud on the part of any member of the Arbitration Panel (except as to the arbitrator chosen by the party claiming the fraud), or on the basis of a manifest error as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction and may be enforced against either party and its assets pursuant to applicable laws and procedures.

          (f) Each member of the Arbitration Panel (i) shall be compensated for any and all services rendered under this Paragraph 12 at a rate of compensation equal to the sum of Two Hundred Fifty Dollars ($250.00) per hour, which sum shall be increased each year in accordance with annual increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside, California 1982-84 = 100 ("CPI"), and (ii) shall be reimbursed for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the non-prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, unless the Arbitration Panel does not make a determination that one of the parties is the prevailing party, in which case the parties shall bear the cost as fixed by the Arbitration Panel.

     13. INDEMNIFICATION. Concurrent with the execution and delivery of this Agreement, Company and Employee have entered into an Indemnification Agreement, pursuant to which, inter alia, Company has agreed,
                                                 ----- ----
on the terms and conditions therein set forth, to indemnify Employee against certain claims arising by reason of the fact that she is or was an officer or director of Company.

     14.  GENERAL.

          (a)  Assignment; Successors; Affiliates. Company may assign this
               ----------------------------------
Agreement (or the interest of Company therein) to any affiliate of Company or to any entity which is a party to a merger, reorganization, or consolidation with Company or to a subsidiary of Company or to an entity or entities acquiring substantially all of the assets of Company or of any division with respect to which Employee is providing services (providing any such assignee assumes Company's obligations under this Agreement). Employee shall, if requested by Company, perform Employee's services and duties, as specified in this Agreement, to or for the benefit of any subsidiary or other affiliate of Company. Upon such assignment, acquisition, merger, consolidation, or reorganization, the term "Company" as used herein shall be deemed to refer to such assignee or such successor entity. Employee shall not have the right to assign Employee's interest in this Agreement, any rights under this Agreement or any duties imposed under this Agreement nor shall Employee (or Employee's spouse, heirs, beneficiaries, administrator's or executors) have the right to pledge, hypothecate or otherwise encumber Employee's right to receive compensation hereunder without the consent of Company.

          (b)  Headings. The subject headings of the paragraphs and
               --------
subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          (c)  Severability. It is agreed that if any term, covenant, provision,
               ------------
paragraph or condition of this Agreement shall be illegal, such illegality shall not invalidate the whole Agreement but it shall be construed as if not containing the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

          (d)  Entire Agreement. The parties hereto agree that this Agreement
               ----------------
supersedes all existing agreements between Company and Employee, whether oral, written, expressed or implied, and contains the entire understanding and agreement between the parties. This Agreement shall not be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties hereto.

          (e)  Choice of Law. This Agreement and the performance hereunder shall
               -------------
be construed in accordance with and under and pursuant to the internal substantive laws of the State of California applicable to agreements fully executed and to be performed entirely in such state.

          (f)  Notices. All communications and notices hereunder shall be in
               -------
writing and shall be deemed to have been duly given and delivered personally if sent by United States registered or certified mail, postage prepaid:

     If to Company: Fox Kids Worldwide, L.L.C.

               10960 Wilshire Boulevard
               Los Angeles, California 90024
               Attn: Haim Saban

     With a copy to:

               Troop Meisinger Steuber & Pasich, LLP
               10940 Wilshire Boulevard
               Los Angeles, California 90024
               Attention:  Richard E. Troop, Esq.

     If to Employee:

               Margaret Loesch
               Fox Kids Network
               5746 Sunset Boulevard, #635
               Los Angeles, California 90028

     With a copy to:

               Myman, Abell, Fineman, Greenspan & Bowan
               11777 San Vicente Boulevard
               Suite No. 880
               Los  Angeles, California 90049
               Attention:  Leslie B. Abell, Esq.

or to such other addresses as may be designated in writing by either of the parties.

          (g)  No Joint Venture. Nothing herein contained shall constitute a
               ----------------
partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

          (h)  The News Corporation Limited Stock Options.  Subject to the terms
               ------------------------------------------
of The News Corporation Limited ("News Corp.") Share Option Plan, Company acknowledges that for so long as Employee remains employed by Company or Successor Entity, all News Corp. stock options granted to Employee, through December 31, 1995, may, if News Corp. and Employee so agree, remain outstanding and continue to vest as if Employee were still employed by Fox, Inc. or a Fox, Inc. subsidiary.

          (i)  Contractual Nomenclature. All reference herein to "Dollars" or
               ------------------------
"$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Where used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

          (i)  Time of Essence. Time is of the essence of each provision in
               ---------------
this Agreement in which time is an element.

          (j)  No Adverse Construction.  The rule that a contract is to be
               -----------------------
construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

          (k)  Effective Date; 1996 Salary and Bonus Payments from Fox, Inc. and
               -----------------------------------------------------------------
its Subsidiaries.  While this Agreement has been executed as of August __, 1996,
- ----------------
it is effective as of January 1, 1996, the date upon which the parties agreed to the material terms hereof; provided, however, that the first dollar amounts
                           --------  -------
payable to Employee as Fixed Salary under the provisions of Paragraph 5(a) hereof shall be reduced, dollar-for-dollar, by the gross amount (before deduction for federal, state and/or local taxes, or any other amounts withheld) actually received by Employee during 1996 from News Corp., Fox, Inc. or any Fox, Inc. subsidiary (including Fox Children's Network, Inc.), including, without limitation, salary and bonus payments, on account of Employee's services during 1996. To the extent Employee receives bonus payments during 1996 which apply to services rendered during 1995, one-half of such bonus payments paid during 1996 will not be deducted from the Fixed Salary paid to Employee in 1996.

                                     * * *

     IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the first day of January, 1996.


                         FOX KIDS WORLDWIDE, L.L.C.


                         By \s\ Mel Woods
                            -------------------------


                         \s\ Margaret Loesch
                         -----------------------------
                         MARGARET LOESCH

                             STOCK OPTION AGREEMENT
                             ----------------------

          This Stock Option Agreement (this "Agreement") is entered into as of the first day of January, 1996 by and between Saban Entertainment, Inc. ("Company") and Margaret Loesch ("Loesch").

                                R E C I T A L S
                                - - - - - - - -

     1. Loesch and Fox Kids Worldwide, L.L.C., a Delaware limited liability company ("Fox Kids"), are parties to that certain Employment Agreement, pursuant to which, inter alia, effective January 1, 1996, Fox Kids engaged Loesch as its
          ----------
Senior Executive -- Children's Network (the "Employment Agreement").

     2. In connection with the employment of Loesch by Fox Kids, Company has agreed to grant to Loesch certain stock options.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     I.   Defined Terms.

          A. All terms which are defined in the Employment Agreement and which are not defined in this Agreement shall have the same meanings when used herein.

          B. All terms which are defined in that certain Strategic Stockholders Agreement dated as of December 22, 1995 by and among Company, Haim Saban, the other "SEI Stockholders" (as therein defined), Fox Broadcasting Company, a Delaware corporation ("FBC"), FCN Holding, Inc., a Delaware close corporation ("FCNH") and FCNH Sub, Inc., a Delaware close corporation ("FCNH Sub") (as amended by Amendment No.1 and Amendment No.2 thereto, and as the same may hereafter from time to time be amended, the "Strategic Stockholders Agreement") and which are not defined in this Agreement shall have the same meanings when used herein.

     II.  Grant of Stock Option.

          Subject to the terms and conditions hereof, including the vesting requirements under Paragraph IV., below, Company hereby grants to Loesch the option to purchase sixteen and three hundred twenty-seven one thousandths (16.327) shares ("Option Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of the Company, at a purchase price of Six Hundred Twelve Thousand Five Hundred Dollars ($612,500.00) per share.

     III. Term of Stock Option.

          The option shall terminate and expire on January 1, 2006, unless sooner terminated as provided herein.

     IV.  Exercisability

          A. The option shall vest and be exercisable by Loesch with respect to one-fifth (1/5) of the Option Shares on the date of execution of this Agreement. The 80% balance of the option shall vest and be exercisable by Loesch, with respect to 20% of the 80% (or 16%) after the completion of each Term Year of the Term (and thus the first 16% installment shall vest as of the close of business on December 31, 1996) provided Loesch is and has continuously been employed by Fox Kids or the Successor Entity at the end of each such Term Year. Notwithstanding the foregoing:

               (1) if (I) Loesch dies during the Term or Loesch's employment is terminated by reason of disability as set forth in Paragraph 10(a) of the Employment Agreement, (II) Loesch was until then continuously employed by Fox Kids or Successor Entity, and (III) the option has then vested and become exercisable with respect to less than one-half (1/2) of the Option
                                        ---- ----
     Shares, based on a vesting period beginning June 1, 1994, then the option shall immediately vest and be exercisable by Loesch with respect to an additional number of Option Shares equal to one-half the Option Shares less the number of Option Shares which have theretofore vested and become exercisable;

               (2) if (I) Loesch's employment is terminated during any Term Year pursuant to Paragraph 10(d) of the Employment Agreement (a termination other than for cause), (II) Loesch was until then continuously employed by Fox Kids or Successor Entity, and (III) the option has then vested and become exercisable with respect to less than one-half (1/2) of the Option
                                        ---------
     Shares, based on a vesting period beginning June 1, 1994, then the option shall immediately vest and be exercisable by Loesch with respect to an additional number of Option Shares equal to one-half the Option Shares less the number of Option Shares which have theretofore vested and become exercisable; and

               (3) if (I) Loesch's employment is terminated during any Term Year pursuant to Paragraph 10(d) of the Employment Agreement, (II) Loesch was until then continuously employed by Fox Kids or Successor Entity, and (III) the option has then vested and become exercisable with respect to at least
                                                                       --------
     one-half (1/2) of the Option Shares, based on a vesting period beginning June 1, 1994, then the option shall, effective immediately prior to such termination, vest and be exercisable by Loesch with respect to that portion of the Option Shares which would have vested upon completion of the Term Year in which Loesch's termination occurs, had such termination not occurred.

          B. Upon termination of Loesch's employment with Fox Kids or Successor Entity for any reason, Loesch shall be entitled to exercise only the portion of the option that has vested pursuant to Paragraph IV.A., above, as of the termination date. Nothing in this Paragraph IV.B. shall, however, be construed to limit any of Loesch's rights or remedies in the event of Fox Kids' or Successor Entity's breach of the Employment Agreement.

          C. During Loesch's lifetime, the option may be exercised only by her and may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the applicable laws of descent or distribution. If Loesch dies at a time when the option, or a portion thereof, is exercisable by her, the portion of the option that is then exercisable by her shall be exercisable by Loesch's executors, personal representatives, legatees or distributees, as applicable.

          D. The option granted hereunder shall be exercised by Loesch by giving written notice to Company in form and substance identical to Exhibit "A" attached to this Agreement stating the number of Option Shares with respect to which the option is being exercised and tendering payment therefor in cash or by certified check. As a condition to the issuance of the Option Shares, Loesch shall (1) execute such further documents and instruments and take whatever acts are necessary in order for the issuance to be in compliance with all applicable federal and state securities laws, (2) enter into a stockholders agreement restricting the transferability of the Option Shares and providing for such other matters as the parties may agree, the terms of which stockholders agreement shall be negotiated in good faith, and (3) enter into a voting trust agreement or such other arrangement as is reasonably satisfactory to Company whereunder Haim Saban (or, in the event of Haim Saban's death, his successor) is granted the power to vote the Option Shares. As soon as reasonably practicable thereafter, a certificate representing the Option Shares with respect to which the option is exercised shall be delivered to Loesch. Such certificate may contain a legend thereon reflecting the restrictions set forth in subparagraphs
(1), (2) and (3), above, and Paragraphs VIII.A. and B., below.

          E. Upon the exercise of the option hereunder, Company shall have the right to require Loesch to remit to Company, prior to the issuance of any Option Shares, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

     V.   No Rights As Stockholder

          Loesch shall have none of the rights or privileges of a stockholder of Company in respect of any of the Option Shares, unless and until the purchase price for such Option Shares shall have been paid in full.

     VI.  Adjustments

          The number of Option Shares shall be appropriately adjusted for any increase or decrease in the number of shares of issued and outstanding common stock of Company resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by Company. In the event of any such adjustment, the purchase price per share for the Option Shares as so adjusted shall be adjusted by dividing Ten Million Dollars ($10,000,000) by the number of Option Shares as so adjusted. Upon a merger or consolidation of Company in which Company is not the surviving corporation or an exchange of all of the outstanding shares of common stock of Company or all or a substantial portion of the assets of Company for shares of another corporation or equity interests in a partnership, limited partnership, limited liability company or other entity (any such corporation and any such entity is referred to in this Paragraph VI. as a "corporation"), the successor or exchanging corporation shall assume all obligations under this Agreement and such option shall be converted into an option for a number of shares or other equity interests of the successor or exchanging corporation (or cash, property or such other consideration) that Loesch would have received pursuant to the applicable terms of the Strategic Stockholder's Agreement if Loesch had owned the Option Shares on the effective date of such transaction, and the purchase price per share of the stock or other equity interests of the successor or exchanging corporation under such converted option shall be equal to Ten Million Dollars ($10,000,000) divided by the number of shares of the stock or other equity interests of such successor or exchanging corporation to which the converted option applies (if, following such merger, consolidation or exchange, Loesch would receive non-share (or other equity interest) consideration upon exercise of the option, the purchase price to be paid upon exercise of the option shall be equal to Ten Million Dollars ($10,000,000) multiplied by a fraction equal to that portion of the option then being exercised). Upon the dissolution or liquidation of Company other than following an asset transfer subject to this Paragraph VI., the option granted hereunder shall expire as of the effective date of such transaction, provided, however, that Company shall give at least sixty (60) days prior written notice of such event to Loesch during which time she shall have a right to exercise her unexercised vested option.

     VII. Registration

          As soon as reasonably practicable following the "initial public offering" (as that term is defined in Paragraph VIII.D. hereof), Successor Entity shall prepare, or cause to be prepared, and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), (or such successor form of registration statement as shall then have been adopted by the Commission) covering the offer and sale by Company of the Option Shares underlying the then unexercised portion of the option granted to Loesch hereunder, and, to the extent permitted under such form, any Option Shares issued upon exercise of such option prior to the initial public offering; and Successor Entity shall use its best efforts during the term of the option to maintain such registration statement in effect, and to comply with the rules and regulations of the Commission applicable to securities covered by such registration statement, so that the issuance of any Option Shares upon exercise of the option shall be registered under the Act.

     VIII. Repurchase of Stock by Company

          A. After Loesch's employment with Fox Kids or Successor Entity is terminated for any reason, Company shall purchase from Loesch and Loesch shall sell to Company any and all Option Shares owned by Loesch and the option granted to Loesch hereunder for an amount (the "Termination Purchase Price") equal to
(A) the fair market value of the Option Shares owned by Loesch plus the fair market value of the Option Shares with respect to which Loesch's option has vested but has not been exercised, less (B) Loesch's purchase price, determined under Paragraph II., above, for the Option Shares with respect to which Loesch's option has vested but has not been exercised. The fair market value of the Option Shares for purposes of the Termination Purchase Price shall be determined as of the date of Loesch's termination of her employment ("Termination Date"). The per share fair market value of the Option Shares is an amount equal to 50% of the Fair Market Value as of the Termination Date of the Company and FCNH Sub and their respective subsidiaries and other consolidated or owned operations, divided by the sum of (i) the number of shares of Common Stock then outstanding (excluding the Later Issued FCNH Shares) plus (ii) 50% of the number of Later Issued Shares then outstanding.

          If any securities of Company are at any time issued to Loesch with respect to the Option Shares, whether by stock split, stock dividend or otherwise, or if the option or Option Shares are exchanged for securities of the Successor Entity pursuant to the provisions of the Strategic Stockholders Agreement, or otherwise, all of such securities and options shall be considered "Option Shares" for purposes of this Paragraph VIII.A., and shall be subject to repurchase as herein provided.

The Fair Market Value for purposes of the Termination Purchase Price shall be determined by mutual agreement of the parties; provided, if the parties are
                                               --------
unable to reach agreement within thirty (30) days of the Termination Date, the fair market value of the Option Shares shall be determined by the following appraisal procedure: Each party shall appoint an appraiser by giving notice of such appointment to the other party within forty-five (45) days from the Termination Date. Such appraiser shall be a certified public accountant practicing in the entertainment, licensing and television industries or such other person with experience in valuing companies in the entertainment, licensing and television businesses. If either party fails to appoint an appraiser within said time period, the other party's appointed appraiser shall be the sole appraiser. If both parties have so appointed appraisers, then within thirty (30) days from the appointment of both parties' appraisers, the appraisers so appointed shall appoint a third appraiser, with the same qualifications. The third appraiser (or the sole appraiser if either party fails to appoint an appraiser within the required time period) shall then determine the fair market value of the Option Shares within sixty (60) days after the appointment of the third appraiser (or within sixty (60) days after the failure by either party to appoint an appraiser within the required time period). The third appraiser, or such sole appraiser, as applicable, is referred to hereinbelow as the "Selected Appraiser." The determination of the Selected Appraiser shall be binding on the parties hereto. The costs and fees of the Selected Appraiser shall be borne equally by the parties hereto. Company shall give the Selected Appraiser reasonable access to its books and records to enable him or her to undertake his or her appraisal. Within ten (10) days after the parties' agreement on the fair market value of the Option Shares, or, failing such agreement, the notification by the Selected Appraiser of his or her appraisal, Company shall pay to Employee ten percent (10%) of the Termination Purchase Price (the "Down Payment") and shall deliver to Employee a promissory note (the "Note") for payment of the remainder of the Termination Purchase Price in nine (9) equal annual installments. The Note shall provide for the annual payment of interest on the outstanding balance of the remainder of the Termination Purchase Price at the rate per annum equal to the "prime" or "reference" rate charged by Company's principal bank (currently Imperial Bank), as determined from time to time. Concurrently with the payment of the Down Payment and delivery of the Note, Employee shall execute and deliver to Company an assignment of the option in form reasonably satisfactory to Company and an assignment separate from certificate for the Option Shares, in each case free and clear of any and all liens, claims, encumbrances and restrictions of any type, kind or nature.

          B. Except as provided below, in the event Haim Saban, any member of his immediate family or any of his affiliated entities (collectively with Haim Saban and such family members, "Saban Entities") sells to a third party in a bona fide sale any of his or its shares of the common stock of Company ("Saban Shares"), the parties agree as follows:

               1. Company shall purchase from Loesch and Loesch shall sell to Company the "Applicable Percentage," as defined below, of the Option Shares owned by Loesch for a per-share consideration equal to the per-share consideration paid by the third party for the Saban Shares. If the consideration paid by the third party for the Saban Shares includes non-cash consideration and/or deferred consideration, the consideration paid by Company to Loesch for the Option Shares sold by Loesch to Company under this subparagraph 1. shall consist of similar non-cash and/or deferred consideration in the same ratio as the non-cash and/or deferred consideration paid by the third party for the Saban Shares bears to the total consideration paid by the third party for the Saban Shares. The "Applicable Percentage" shall equal the percentage that the Saban Shares sold to the third party represents of the total shares of Company owned by the Saban Entities immediately prior to the sale. The purchase and sale of the Option Shares under this subparagraph 1. shall close no later than ten (10) days after the closing of the sale of the Saban Shares to the third party. Concurrently with the purchase and sale of the Option Shares under this subparagraph 1., Loesch shall execute and deliver to Company an assignment separate from certificate for the Option Shares, free and clear of any and all liens, claims, encumbrances and restrictions of any type, kind or nature.


               2. Company shall pay to Loesch an amount equal to the Applicable Percentage (as defined in subparagraph 1. above) of (x) the per-share consideration paid by the third party for the Saban Shares multiplied by the number of Option Shares with respect to which Loesch's option has vested but has not been exercised, less (y) Loesch's purchase price, determined under Paragraph II., above, for such Option Shares. If the consideration paid by the third party for the Saban Shares includes non-cash consideration and/or deferred consideration, the payment by Company to

Loesch under this subparagraph 2. shall consist of similar non-cash and/or deferred consideration in the same ratio as the non-cash and/or deferred consideration paid by the third party for the Saban Shares bears to the total consideration paid by the third party for the Saban Shares. The payment under this subparagraph 2. shall be made no later than ten (10) days after the closing of the sale of the Saban Shares to the third party.

               3. The number of Option Shares Loesch shall have the option to purchase pursuant to Paragraph A shall immediately be reduced by a number of shares of Company equal to the Applicable Percentage (as defined in subparagraph 1., above) of the Option Shares with respect to which Loesch's option has vested but has not been exercised. Such reduction shall reduce only the Option Shares with respect to which Loesch's option has vested but has not been exercised and shall not reduce any Option Shares with respect to which Loesch's option has not then vested.

               4. If in connection with any sale of Saban Shares subject to this Paragraph B., Haim Saban is required to enter into an agreement which includes provisions restricting his ability to compete, directly or indirectly (including, without limitation, through an ownership or licensing arrangement with a competitor or potential competitor of Company), with Company ("noncompetition provisions"), and if the purchaser of the Saban Shares so requires, Loesch shall, in connection with the sale of the Option Shares and payment for vested options under this Paragraph B., execute and deliver to Company and such purchaser an agreement, in form and substance reasonably acceptable to the purchaser, which agreement shall contain noncompetition provisions, the scope, duration, terms and provisions of which are substantially identical to the noncompetition provisions contained in Haim Saban's agreement; provided, that no separate payment will be required to be made to Loesch on account of such agreement.

This subparagraph 4. shall not apply to (A) any sale by a Saban Entity pursuant to an "initial public offering" (as defined in Paragraph D.) of the common stock of Company or (B) any transaction subject to Paragraph VI.A., above.

          C. The obligations of Company to make any payment or payments to Loesch with respect to the purchase of Option Shares by Company (including any payments under the Note) are subject to the satisfaction by Company of any applicable statutory provisions restricting Company's ability to make such payments, including, without limitation, Section 160 of the Delaware General Corporation Law and Chapter 5 of the California General Corporation Law, and if and to the extent that under those provisions, any such payment would expose the directors of Company to any liability, or would be unlawful, Company shall deliver to Loesch, in lieu of such payment, a promissory note with terms identical to the Note, which note shall be due and payable at the earliest practicable date thereafter when such payment would not be violative of such statutory provisions.

          D. Notwithstanding any provision of this Paragraph VIII. to the contrary, following the earlier to occur of (I) the first closing of an offer and sale of shares of the common stock of Company (whether such shares are sold by Company, existing stockholders or both) for cash pursuant to a firmly underwritten public offering effected pursuant to a registration statement filed by Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (or such successor legislation as shall then be in effect) or (II) the date upon which the shares of common stock of Company are first authorized for quotation on the Nasdaq National Market, or listed on the New York Stock Exchange or American Stock Exchange (either event, an "initial public offering"):

               1. the provisions of Paragraphs VIII.A. and B. shall terminate and be of no further force or effect;

               2. the provisions of any voting trust agreement entered into pursuant to Paragraph VI.D. shall not prevent or restrict Employee's right to sell and transfer any of the Option Shares free and clear of the obligations therein set forth;

               3. the option shall terminate and expire, to the extent not theretofore exercised, (x) if Loesch's employment with Company is terminated for any reason other than for "cause" pursuant to Paragraph 10(c) of the Employment Agreement, on the first anniversary of the date of such termination, and (y) if Employee's employment with Company is terminated for "cause" pursuant to Paragraph 10(c) of the Employment Agreement, on the thirtieth (30th) day following the date of such termination; and

               4. after Loesch's employment with Company is terminated for any reason, Company shall have the right and option, exercisable at any time prior to the date of expiration of the option by delivery of written notice of such exercise to Loesch, to purchase from Loesch, and if such option is exercised, Loesch shall sell to Company, any and all Option Shares owned by Loesch on the date of receipt of the notice of exercise (or acquired thereafter upon exercise of the option and prior to the closing of such purchase) and the option granted to Loesch hereunder for an amount equal to the "Termination Purchase Price," as provided in Paragraph VIII.A. above; provided, however, that
                                                         --------  -------
the fair market value of an Option Share shall be equal to the average closing price of the Common Stock over the 20 trading day period ending on the Termination Date. Company shall pay the Termination Purchase Price to Loesch, against delivery by Loesch to Company of an assignment of the option in form reasonably satisfactory to Company and an assignment separate from certificate for the Option Shares, in each case free and clear of any and all liens, claims, encumbrances and restrictions of any type, kind or nature.

     IX.  TRANSFER RESTRICTIONS.

          A. Loesch is aware that Company is a Delaware statutory close corporation, and that significant restrictions exist under that law, this Agreement and the Strategic Stockholders Agreement with respect to any sale, transfer, assignment, pledge, hypothecation or other disposition (with or without consideration) of shares of Saban, and Loesch agrees that she will abide by all such restrictions and will enter into a stockholders agreement to that effect, as provided in Paragraph VI.D.

          B. In the event of the initial public offering of Successor Entity (as contemplated by the Strategic Stockholders Agreement), if the underwriters so request, Loesch shall enter into a lock-up agreement with the underwriters, pursuant to which Loesch will agree, for a period of up to 180 days from the offering date, not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock of Company or Successor Entity, any options or warrants to purchase such shares or securities convertible into or dischargeable for shares of common stock owned or later acquired by Loesch.

     X.   INVESTMENT INTENT.

          Loesch represents and agrees that if Loesch exercises the option in whole or in part and if at the time of such exercise the Option Shares have not been registered under the Securities Act of 1933, Loesch will acquire the Option Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Option Shares, and that upon each exercise of the option, Loesch will furnish to the Company a written statement to such effect.

     XI.  GENERAL.

          A.   Assignment; Successors; Affiliates. Company may assign this
               ----------------------------------
Agreement (or the interest of Company therein) to any affiliate of Company or to any entity which is a party to a merger, reorganization, or consolidation with Company or to a subsidiary of Company or to an entity or entities acquiring substantially all of the assets of Company (providing any such assignee assumes Company's obligations under this Agreement). Upon such assignment, acquisition, merger, consolidation, or reorganization, the term "Company" as used herein shall be deemed to refer to such assignee or such successor entity. Loesch shall not have the right to assign Loesch's interest in this Agreement, any rights under this Agreement or any duties imposed under this Agreement.

          B.  Headings. The subject headings of the paragraphs and subparagraphs
              --------
of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          C.   Severability. It is agreed that if any term, covenant, provision,
               ------------
paragraph or condition of this Agreement shall be illegal, such illegality shall not invalidate the whole Agreement but it shall be construed as if not containing the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

          D.   Entire Agreement. The parties hereto agree that this Agreement
               ----------------
supersedes all existing agreements between Company and Employee, whether oral, written, expressed or implied, and contains the entire understanding and agreement between the parties. This Agreement shall not be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties hereto.

          E.   Choice of Law. This Agreement and the performance hereunder shall
               -------------
be construed in accordance with and under and pursuant to the internal substantive laws of the State of California applicable to agreements fully executed and to be performed entirely in such state.

          F.   Further Assurances.  Loesch shall promptly take all actions and
               ------------------
execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement.

          G.   Notices. All communications and notices hereunder shall be in
               -------
writing and shall be deemed to have been duly given and delivered personally if sent by United States registered or certified mail, postage prepaid:

     If to Company:

               Saban Entertainment, Inc.
               10960 Wilshire Boulevard
               Los Angeles, California 90024
               Attention: Haim Saban

     With a copy to:

               Troop Meisinger Steuber & Pasich, LLP
               10940 Wilshire Boulevard
               Los Angeles, California 90024
               Attention:  Richard E. Troop, Esq.

     If to Margaret Loesch:

               Margaret Loesch

               5746 Sunset Boulevard, #635
               Los Angeles, California 90028

     With a copy to:

               Myman, Abell, Fineman, Greenspan & Bowan
               11777 San Vicente Boulevard, Suite 880
               Los Angeles, California 90049
               Attention:  Leslie B. Abell

or to such other addresses as may be designated in writing by either of the parties.

          H.   No Joint Venture. Nothing herein contained shall constitute a
               ----------------
partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

          I.   Contractual Nomenclature. All reference herein to "Dollars" or
               ------------------------
"$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Where used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

          (i)   Time of Essence. Time is of the essence of each provision in
                ---------------
this Agreement in which time is an element.

          (j)  No Adverse Construction.  The rule that a contract is to be
               -----------------------
construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.



                                     * * *

     IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the first day of January, 1996.



                                  SABAN ENTERTAINMENT, INC.



                                  By  /s/ Haim Saban
                                     ___________________________
                                     Haim Saban
                                     Chief Executive Officer


                                      /s/ Margaret Loesch
                                     ___________________________
                                     MARGARET LOESCH

                                  Exhibit "A"

                               NOTICE OF EXERCISE

                (To be signed only upon exercise of the Option)

TO:  Saban Entertainment, Inc.

          The undersigned, the holder of an option ("Option") to purchase that number of shares of Common Stock of Saban Entertainment, Inc. (the "Company") as set forth in the attached Stock Option Agreement, hereby irrevocably elects to exercise the option and to purchase thereunder _______* shares of Common Stock of the Company, and herewith encloses payment of $_________ and/or ___________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:  _____________, ____


                                 __________________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of the option)


                                 __________________________________________
                                 (Please Print Name)


                                 __________________________________________
                                 (Address)


     * Insert here the number of shares called for on the face of the option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the option, may be deliverable upon exercise.

                                AMENDMENT NO. 1
                                       TO
                             STOCK OPTION AGREEMENT


     This Amendment No. 1 to Stock Option Agreement (the "Amendment") is made and entered into as of September 26, 1996, by and between Saban Entertainment, Inc., a Delaware corporation ("SEI") and Margaret Loesch ("Loesch").

                                R E C I T A L S
                                - - - - - - - -


          A. Loesch and SEI are parties to that certain Stock Option Agreement, dated as of January 1, 1996 (the "Agreement"). All terms defined in the Agreement which are not defined in this Amendment shall have the same meanings when used in this Amendment.

          B. The parties hereto desire to amend the Agreement from and after the effective date of the initial public offering (the "Initial Public Offering") of Fox Kids Worldwide, Inc., a Delaware corporation ("Fox Kids Worldwide").

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing facts, the parties hereto agree that from and after the effective date of the Initial Public Offering, the following sections are amended as follows:


     1.   Termination of Option.  From and after the effective date of the
          ---------------------
Initial Public Offering, Paragraph VIII(D)(4) of the Agreement shall terminate and be of no further force or effect.

     2.   Effect of Amendment.  Except as expressly modified herein, all terms
          -------------------
of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.



SABAN ENTERTAINMENT, INC.



By:  Mel Woods
    _____________________________

Its:  President
     ____________________________



MARGARET LOESCH

     /s/ Margaret Loesch
     ____________________________